UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 13, 2015

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On August 13, 2015, William G. LaPerch resigned from the Board of Directors of Imation Corp. (the “Company”).  Mr. LaPerch had been serving as Non-Executive Chairman of the Board of Directors since May 20, 2015.

On August 16, 2015, Anthony T. Brausen resigned from the Board of Directors of the Company.

On August 17, 2015, the Board of Directors appointed independent director Joseph A. DePerio to serve as Non-Executive Chairman of the Board. Mr. DePerio will be compensated for his service as Non-Executive Chairman pursuant to the Company’s Director Compensation Program, as amended, a copy of which is filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2015 and incorporated herein by reference.

The Nominating and Governance Committee of the Board of Directors is in the process of evaluating candidates to fill the vacancies on the Board of Directors.

Chief Executive Officer

On August 19, 2015, the Company and Mark E. Lucas, the Chief Executive Officer of the Company, entered into a Separation Agreement pursuant to which Mr. Lucas resigned his employment with the Company effective as of August 19, 2015 and will be paid the benefits he is entitled to under his equity award agreements and the Amended and Restated Severance Agreement and Change of Control Agreement, dated November 24, 2014, between Mr. Lucas and the Company (the “Severance Agreement”) as if he had terminated for Good Reason following a Change in Control (as such terms are defined in the Severance Agreement), subject to certain conditions.  The severance benefits that will be paid to Mr. Lucas are set forth in Schedule A attached to the Severance Agreement.  Pursuant to the Separation Agreement, Mr. Lucas will provide consulting services to the Company as may be agreed to by Mr. Lucas and the Company from time to time following his resignation, for compensation of $5,000 per day.  Mr. Lucas also agreed to execute a general release of all claims against the Company.  The Separation Agreement is a compromise and settlement of disputed claims between the Company and Mr. Lucas and is not an admission by the Company that Mr. Lucas did or did not, in fact, have grounds to resign for Good Reason.  A copy of the Separation Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K.  The summary description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is incorporated herein by reference.

The Board, together with Mr. Lucas, continues to work with a leading executive search firm to identify a highly qualified candidate to serve as Imation’s Chief Executive Officer.

Interim President

On August 17, 2015, the Board of Directors appointed Barry L. Kasoff to serve as Interim President effective August 19, 2015.  Mr. Kasoff, age 58, has served on the Board of Directors of the Company since May 22, 2015.  Mr. Kasoff currently serves as the President of Realization Services, Inc. (“RSI”), a full-service management consulting firm specializing in assisting companies and capital stakeholders in troubled business environments, and has served in such capacity since founding RSI in 1997.

Mr. Kasoff will receive compensation of $35,000 per week for his services as Interim President.  Mr. Kasoff does not have any direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has he had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year, except as follows.  Pursuant to a Consulting Agreement (the “Agreement”) dated August 12, 2015, RSI is performing consulting services for the Company for the period from August 8, 2015 to October 2, 2015, unless terminated earlier by the Company, including assisting the Company with a review and assessment of the Company’s business and the formulation of a business plan to enhance shareholder value going forward.  Mr. Kasoff is President of RSI.  Prior to being appointed as Interim President of the Company, Mr. Kasoff and other members of RSI received consulting fees of $85,000 per week from the Company under the terms of the Agreement.  Upon being appointed Interim President, Mr. Kasoff will no longer receive consulting fees under the Agreement, but RSI will receive consulting fees of $50,000 per week for the remaining term of the Agreement.  Other than as described herein, there are no arrangements or understandings between Mr. Kasoff and any other persons pursuant to which Mr. Kasoff was selected as a Director of the Company.

A press release dated August 19, 2015 announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement dated as of August 19, 2015, between the Company and Mark E. Lucas.

99.1	Press Release dated August 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)

Date:	August 19, 2015	By:	/s/ Scott J. Robinson
Scott J. Robinson
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
Number

10.1	Separation Agreement dated as of August 19, 2015, between the Company and Mark E. Lucas.

99.1	Press Release dated August 19, 2015.